EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-45502, 333-90839, 333-51486, 333-52562 and 333-104353) of Sycamore Networks, Inc. of our report dated August 18, 2003, relating to the financial statements which appear in this Form 10-K.

/s/    PRICEWATERHOUSECOOPERS LLP

Boston, Massachusetts

October 21, 2003